UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

PHARMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place
Louisville, Kentucky 40299
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (502) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As disclosed in Item 5.02 hereof, which is incorporated herein by reference, the employment agreement of Mr. Glynn with Amerita has been terminated effective July 3, 2015.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2015, Jim Glynn, the President of Amerita, Inc. (“Amerita”) voluntarily terminated his employment with Amerita effective July 3, 2015 (the “Agreement”). Amerita is the home infusion subsidiary of PharMerica Corporation (the “Corporation”). Mr. Glynn is terminating his employment in order to have more time to devote to his family and friends. Mr. Glynn will receive the benefits set forth in his Agreement and equity award agreements for a termination by him “without good reason”.

Item 7.01	Regulation FD Disclosure

On March 27, 2015, the Corporation issued a press release announcing Mr. Glynn’s resignation. A copy of the press release is filed and attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Corporation under the Act, unless expressly stated otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of PharMerica Corporation dated March 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: March 27, 2015	By:	/s/ Thomas A. Caneris
Thomas A. Caneris
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release of PharMerica Corporation dated March 27, 2015.